UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

Eight Dragons Company
(Exact Name of Registrant as Specified in Charter)

Nevada	001-28453	75-2610236
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
95 Merrick Way, Third Floor Coral Gables, Florida		33143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 866-3726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “Eight Dragons,” and “our” refer to Eight Dragons Company, unless the context requires otherwise.

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed for the purpose of expanding and providing further clarification of our prior current report filed April 24, 2017.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

As part of the use of proceeds described in Item 3.02 herein, we purchased a minority Member Interest in Rock3r Labs, LLC. Rokk3r Labs was founded in 2012 as a technology incubator and built around a three-part strategy of co-inspire, co-build and co-invest. The firm partners with startups, providing them access to Rokk3r’s own network of developers, strategists, and subject-matter experts, to help founders focus and develop their ideas. Specifically, on April 30, 2017, Eight Dragons purchased a minority non-consolidating interest in Rokk3r Labs, LLC., specifically an aggregate of  18.72% of the member Interests of Rokk3r Labs, LLC. for a purchase price of $1,000,000 (provided at the direction an entity controlled by Una Taylor for the benefit of the Company) and the issuance of 9,677,208 shares of common stock. The Member Unit Purchase Agreement is attached hereto as Exhibit 10.1

Item  3.02 – Unregistered Sale of Equity Securities.

On March 13, 2017, a related party controlled by the Chief Executive Officer of the Company completed a private financing transactions with certain private investors (the “Purchasers”), pursuant to a subscription agreement (the “Agreement”) for an aggregate purchase price of One Million, Five Hundred and Seventeen Thousand, Eight Hundred Dollars ($1,517,800) for the benefit of to be named public entity, now Eight Dragons.   Subsequently, effective April 28, 2017, the Company assumed all the convertible debentures arising from this private placement in return for related party making payments for the benefit of, and at the direction of,  the Company in the amount of $1,396,371.12. Upon the assumption of the convertible debentures, all convertible debentures were converted into 1,355,783 shares of our common stock. The related party retains an obligation to wire the remaining $121,429 to the Company and thus holds the funds for the benefit of the Company.

On April 27, 2017, the Company entered into Securities Purchase Agreements with Firstfire Global Opportunities Fund, LLC (“Firstfire”) for the sale of a convertible promissory note in aggregate principal amount of $330,000 (the “Firstfire Note”). The Firstfire Note bears interest of 1% per annum and provides that the Company issue Firstfire 250,000 shares of common stock as additional consideration for the purchase of the Firstfire Note. The Firstfire note matures on October 27, 2017.  The Firstfire Note is convertible into common stock, at the Firstfire’s option, at 75% multiplied by the lowest traded price of the Company common during the ten consecutive trading day period immediately preceding the trading day that the Company received the Notice of conversion from Firstfire. The Firstfire Note has limited piggy back registration rights and prepayment provisions attached.

Item 9.01 – Financial Statements And Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Membership Unit Purchase Agreement between Eight Dragons Company and Rocck3r Labs, LLC, date April 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2017

Eight Dragons Company

By: /s/ Una Taylor
Una Taylor, Chief Executive Officer

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